Baywood International Inc.
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                                                                A Public Company




17 May 1996




Harvey Turner
14950 North 83rd Place, Suite One
Scottsdale AZ 85260



         RE: Bonus compensation plan for fiscal year 1996

Dear Harvey,

The company has determined the following bonus plan to be in effect during the 1996 fiscal year. Please be advised that payment under this plan is subject to approval by Baywood's Board of Directors at the end of the fiscal year - 1996.

Harvey Turner         Bonus Plan            1996
------------------------------------------------

Base:    $120,000            $108,000 - W-2         $12,000 - Car allowance

Bonus on net Profit:       25% of Base      on $500,000
                           50% of Base      on $750,000
                           100% of Base     on $1 Million
                           125 % of Base    on $1.25 Million
                           150% of Base     on $1.5 Million
                           175% of Base     on $1.75 Million
                           200% of Base     on $2 Million +

The foregoing information is for your attention only and should be viewed as confidential.




BAYWOOD INTERNATIONAL, INC.              BAYWOOD INTERNATIONAL, INC.



/s/ Georgia Aadland                      /s/ Harvey Turner
----------------------------------       ---------------------------------------
    Georgia Aadland/VP of Operations         Harvey Turner, President




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14950 N. 83rd Place, Suite 1                                       P.O. Box 5543
Scottsdale, Arizona 85260 USA                      Scottsdale, Arizona 85261 USA
                 Phone: +1 (602) 951-3956 Fax: +1 (602) 483-2168

Baywood International Inc.
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                                                                A Public Company


            AMENDMENT TO BONUS COMPENSATION PLAN FOR FISCAL YEAR 1996


February 18, 1997


Harvey Turner
8180 East Shea, #1038
Scottsdale, AZ   85260

Dear Harvey:

         As per your original bonus plan of May 17, 1996, the following amendments have been incorporated into the agreement:

1. The bonus is not payable until approved by the Compensation Committee of the Board of Directors.
2. In the event that you are terminated or resign from the employment of the Company prior to the Compensation Committee's approved payable date, February 18, 1997, your bonus will not accrue and not be payable to you.

         The foregoing two amendments are intended to clarify further the terms of your original bonus plan.


BAYWOOD INTERNATIONAL, INC.              BAYWOOD INTERNATIONAL, INC.



/s/ Dr. Michael Shapiro                  /s/ Glen Holt
----------------------------------       ---------------------------------------
Dr. Michael Shapiro                      Glen Holt
Compensation Committee                   Compensation Committee
Member                                   Member



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14950 N. 83rd Place, Suite 1                                       P.O. Box 5543
Scottsdale, Arizona 85260 USA                      Scottsdale, Arizona 85261 USA
                 Phone: +1 (602) 951-3956 Fax: +1 (602) 483-2168